Exhibit 99.1

Ensysce Biosciences Regains Compliance with Nasdaq

SAN DIEGO, CA / May 28, 2024 / Ensysce Biosciences, Inc. (NASDAQ:ENSC) (“Ensysce” or the “Company”), a clinical stage pharmaceutical company developing innovative solutions for severe pain relief while reducing the potential for opioid abuse and overdose, today announced that it has received notice on May 24, 2024 from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has demonstrated compliance with the equity requirement in Listing Rule 5550(b)(1), as described in the Hearing Panel’s decision dated February 26, 2024, as amended. As a result, Ensysce common stock will continue trading on Nasdaq’s Capital Market tier.

About Ensysce Biosciences

Ensysce Biosciences is a clinical-stage company using its proprietary technology platforms to develop safer prescription drugs. Leveraging its Trypsin-Activated Abuse Protection (TAAP™) and Multi-Pill Abuse Resistance (MPAR®) platforms, the Company is developing unique, tamper-proof treatment options for pain that minimize the risk of both drug abuse and overdose. Ensysce’s products are anticipated to provide safer options to treat patients suffering from severe pain and assist in preventing deaths caused by medication abuse. The platforms are covered by an extensive worldwide intellectual property portfolio for a wide array of prescription drug compositions. For more information, please visit www.ensysce.com.

Definitions

TAAP: trypsin activated abuse protection - designed to protect against prescription drug abuse.

MPAR: multi-pill abuse resistance - designed to protect against abuse and accidental overdose.

Forward-Looking Statements

Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Without limiting the foregoing, the use of words such as “may,” “intends,” “can,” “might,” “will,” “expect,” “plan,” “possible,” “believe” and other similar expressions are intended to identify forward-looking statements. The product candidates discussed are in clinic and not approved and there can be no assurance that the clinical programs will be successful in demonstrating safety and/or efficacy, that Ensysce will not encounter problems or delays in clinical development, or that any product candidate will ever receive regulatory approval or be successfully commercialized. All forward-looking statements are based on estimates and assumptions by Ensysce’s management that, although Ensysce believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Ensysce expected. In addition, Ensysce’s business is subject to additional risks and uncertainties, including among others, possible NASDAQ delisting, the initiation and conduct of preclinical studies and clinical trials; the timing and availability of data from preclinical studies and clinical trials; expectations for regulatory submissions and approvals; potential safety concerns related to, or efficacy of, Ensysce’s product candidates; the availability or commercial potential of product candidates; the ability of Ensysce to fund its continued operations, including its planned clinical trials; the dilutive effect of stock issuances from our fundraising; and Ensysce’s and its partners’ ability to perform under their license, collaboration and manufacturing arrangements. These statements are also subject to a number of material risks and uncertainties that are described in Ensysce’s most recent annual report on Form 10-K and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which it was made. Ensysce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required under applicable law.

Ensysce Biosciences Company Contact:

Lynn Kirkpatrick, Ph.D.

Chief Executive Officer

(858) 263-4196

Ensysce Biosciences Investor Relations Contact:

Shannon Devine

MZ North America

Main: 203-741-8811

ENSC@mzgroup.us